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BDO           BDO DUNWOODY LLP                    600 Park Place
---           Chartered Accountants               666 Burrard Street
                                                  Vancouver, BC, Canada  V6C 2X8
                                                  Telephone: (604) 688-5421
                                                  Telefax: (604) 688-5132
                                                  E-mail: vancouver@bdo.ca
                                                  www.bdo.ca






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                                              CONSENT OF INDEPENDENT ACCOUNTANTS

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Turbodyne Technologies Inc.
Carpenteria, California

We  hereby  consent  to  the  incorporation  by  reference  in:

1. Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 2, 2002 with respect to the registration of 6,000,000 shares of common stock issuable pursuant to the Company's 2002 Stock Option
     Plan:  and

2. Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 19, 2002 with respect to the registration of 7,500,000 shares of common stock issuable pursuant to the Company's 2002 Stock Incentive Plan.

of our report dated February 28, 2003 relating to the consolidated financial statements of Turbodyne Technologies, Inc., which appears in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ BDO DUNWOODY LLP

Chartered Accountants

Vancouver, Canada
April 15, 2003